Exhibit 99.3

BOYD GAMING CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based upon and should be read in conjunction with the historical consolidated financial statements and related notes of Boyd Gaming Corporation (“Boyd”) and Peninsula Gaming, LLC (“PGL”) included in Boyd’s and PGL’s Form 10-Qs for the period ended September 30, 2012 and Form 10-Ks for the year ended December 31, 2011, respectively. Boyd acquired PGL on November 20, 2012.

The unaudited pro forma condensed combined balance sheet presents the combined financial position of Boyd and PGL as if the acquisition was consummated on September 30, 2012. The unaudited pro forma condensed combined balance sheet gives effect to (i) the acquisition of PGL by Boyd; (ii) certain adjustments that are directly attributable to the acquisition of PGL; and (iii) the incremental debt incurred.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012, and the year ended December 31, 2011, give effect to (i) the acquisition of PGL by Boyd; (ii) certain adjustments that are directly attributable to the acquisition of PGL and will have continuing impact; and (iii) Boyd’s financing of the PGL acquisition. These unaudited pro forma condensed combined statements of operations assume that these transactions were consummated on January 1, 2011.

The unaudited pro forma condensed combined financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by Boyd’s management. The pro forma information is for informational purposes only and is not intended to be indicative of what actual results would have been, nor does such data purport to represent the combined financial results of Boyd and PGL for future periods. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements of Boyd are prepared in accordance with Article 11 of Regulation S-X.

BOYD GAMING CORPORATION

Pro Forma Condensed Combined Balance Sheet

as of September 30, 2012

(unaudited)

	September 30, 2012
	Boyd Gaming Corporation (Note 1)	Peninsula Gaming, LLC (Note 2)	Pro Forma Adjustments (Note 4)		Pro Forma Combined
	(in thousands)
ASSETS
Current Assets
Cash and cash equivalents	$343,771	$35,597	$364,249	(a)	$203,094
			804,446	(b)
			(1,344,969)	(c)
Restricted funds held in escrow	364,249		(364,249)	(a)	—
Restricted cash	21,555	5,007	—		26,562
Accounts receivable, net	56,354	4,933	412	(d)	61,699
Inventories	16,710	1,789	—		18,499
Prepaid expenses and other assets	60,075	8,910	—		68,985
Income taxes receivable	6,452		1,262	(d)	7,714
Deferred income taxes	24,122		—		24,122

Total current assets	893,288	56,236	(538,849)		410,675
Property and equipment, net	3,498,040	428,987	1,106	(e)	3,928,133
Assets held for development	1,090,467		—		1,090,467
Deferred financing costs, net	28,948	24,477	(21,981)	(f)	31,444
Restricted investments held by variable interest entity	21,366		—		21,366
Goodwill	213,576	85,308	373,197	(g)	672,081
Intangible assets, net	569,909	106,879	470,621	(h)	1,147,409
Investments held for sale		20,339	(1,816)	(d)	18,523
Other assets	70,058	6,789	1,120	(d)	77,967

Total assets	$6,385,652	$729,015	$283,398		$7,398,065

LIABILITIES
Current liabilities
Current maturities of long-term debt	$403,028	$5,904	$(350,000)	(a)	$67,182
			8,250	(b)
Accounts payable	86,555	12,168	—		98,723
Accrued and other liabilities	345,448	50,730	(8,401)	(i)	387,777
Non-recourse obligations of variable interest entity	32,354		—		32,354
Tax liabilities	515		—		515

Total current liabilities	867,900	68,802	(350,151)		586,551
Long-term debt, net of current maturities	3,462,938	672,270	350,000	(a)	4,717,882
			801,844	(b)
			(682,770)	(j)
			113,600	(k)
Deferred income taxes	387,081		—		387,081
Long-term tax and other liabilities	33,471		—		33,471
Non-recourse obligations of variable interest entity	68,202		—		68,202
Other liabilities	192,225	32,177	8,456	(d)	232,858
STOCKHOLDERS’ EQUITY
Common stock	863	—	—		863
Additional paid-in capital	651,508	—	—		651,508
Retained earnings	548,088	—	(1,815)	(l)	546,273

Total Boyd Gaming Corporation stockholders’ equity	1,200,459	—	(1,815)		1,198,644
Noncontrolling interest	173,376	—	—		173,376
Member’s deficit	—	(44,234)	44,234	(m)	—

Total stockholders’ equity	1,373,835	(44,234)	42,419		1,372,020

Total liabilities and stockholders’ equity	$6,385,652	$729,015	$283,398		$7,398,065

See accompanying notes to unaudited pro forma condensed combined financial information.

BOYD GAMING CORPORATION

Pro Forma Condensed Combined Statement of Operations

for the nine months ended September 30, 2012

(unaudited)

	Nine Months Ended September 30, 2012
	Boyd Gaming Corporation (Note 1)	Peninsula Gaming, LLC (Note 2)	Pro Forma Adjustments (Note 5)		Pro Forma Combined
	(in thousands, except per share data)
REVENUES
Gaming	$1,567,792	$397,892	$—		$1,965,684
Food and beverage	318,123	25,295	—		343,418
Room	205,589		—		205,589
Other	110,615	12,356	—		122,971

Gross revenues	2,202,119	435,543	—		2,637,662
Less promotional allowances	340,535	37,331	—		377,866

Net revenues	1,861,584	398,212	—		2,259,796

COSTS AND EXPENSES
Gaming	742,404	165,318	—		907,722
Food and beverage	169,451	16,016	—		185,467
Room	43,671		—		43,671
Other	82,712	8,309	—		91,021
Selling, general and administrative	333,319	58,770	7	(a)	392,096
Maintenance and utilities	116,447		—		116,447
Depreciation and amortization	151,125	31,239	17,824	(b)	200,188
Corporate expense	36,197		—		36,197
Preopening expenses	5,488	2,630	(2,474)	(d)	5,644
Affiliate management fees	—	7,049	(7,049)	(c)	—
Other operating charges, net	(2,399)	(46)	(6,421)	(d)	(8,866)

Total costs and expenses	1,678,415	289,285	1,887		1,969,587

Operating income	183,169	108,927	(1,887)		290,209

Other expense (income)
Interest income	(684)	(1,685)	(108)	(a)	(2,477)
Interest expense, net of amounts capitalized	202,731	53,704	24,643	(e)	281,078
Other income	—	62	—		62

Total other expense, net	202,047	52,081	24,535		278,663

Income (loss) before income taxes	(18,878)	56,846	(26,422)		11,546
Income taxes	7,580	—	(12,474)	(f)	(4,894)

Net income (loss)	(11,298)	56,846	(38,896)		6,652
Net loss attributable to noncontrolling interest	2,331	—	—		2,331

Net income (loss) attributable to Boyd Gaming Corporation	$(8,967)	$56,846	$(38,896)		$8,983

Basic net income (loss) per common share	$(0.10)				$0.10

Weighted average basic shares outstanding	87,587				87,587

Diluted net income (loss) per common share	$(0.10)				$0.10

Weighted average diluted shares outstanding	87,587				87,824

See accompanying notes to unaudited pro forma condensed combined financial information.

BOYD GAMING CORPORATION

Pro Forma Condensed Combined Statement of Operations

for the year ended December 31, 2011

(unaudited)

	Year Ended December 31, 2011
	Boyd Gaming Corporation (Note 1)	Peninsula Gaming, LLC (Note 2)	Pro Forma Adjustments (Note 5)		Pro Forma Combined
	(in thousands, except per share data)
REVENUES
Gaming	$1,986,644	$328,509	$—		$2,315,153
Food and beverage	388,148	27,127	—		415,275
Room	246,209		—		246,209
Other	135,176	15,176	—		150,352

Gross revenues	2,756,177	370,812	—		3,126,989
Less promotional allowances	419,939	38,554	—		458,493

Net revenues	2,336,238	332,258	—		2,668,496

COSTS AND EXPENSES
Gaming	924,451	144,462	—		1,068,913
Food and beverage	200,165	17,518	—		217,683
Room	56,111		—		56,111
Other	108,907	10,342	—		119,249
Selling, general and administrative	394,991	58,267	9	(a)	453,267
Maintenance and utilities	153,512		—		153,512
Depreciation and amortization	195,343	29,427	24,121	(b)	248,891
Corporate expense	48,962		—		48,962
Preopening expenses	6,634	10,136	—		16,770
Affiliate management fees		6,185	(6,185)	(c)	—
Other operating charges, net	14,058	179	—		14,237

Total costs and expenses	2,103,134	276,516	17,945		2,397,595

Operating income	233,104	55,742	(17,945)		270,901

Other expense (income)
Interest income	(46)	(2,350)	(144)	(a)	(2,540)
Interest expense, net of amounts capitalized	250,731	68,302	33,978	(e)	353,011
Fair value adjustment of derivative instruments	265		—		265
Loss on early retirements of debt, net	14		—		14
Other income	(11,582)	91	—		(11,491)

Total other expense, net	239,382	66,043	33,834		339,259

Loss before income taxes	(6,278)	(10,301)	(51,779)		(68,358)
Income taxes	(1,721)	—	25,453	(f)	23,732

Net loss	(7,999)	(10,301)	(26,326)		(44,626)
Net loss attributable to noncontrolling interest	4,145	—	—		4,145

Net loss attributable to Boyd Gaming Corporation	$(3,854)	$(10,301)	$(26,326)		$(40,481)

Basic net loss per common share	$(0.04)				$(0.46)

Weighted average basic shares outstanding	87,263				87,263

Diluted net loss per common share	$(0.04)				$(0.46)

Weighted average diluted shares outstanding	87,263				87,263

See accompanying notes to unaudited pro forma condensed combined financial information.

BOYD GAMING CORPORATION

Notes to Unaudited Pro Forma Combined Financial Information

as of September 30, 2012, for the nine months ended September 30, 2012 and for the year ended December 31, 2011

Note 1 – Historical financial information for Boyd as of and for the nine months ended September 30, 2012, and the year ended December 31, 2011, has been derived from Boyd’s historical financial statements.

Note 2 – Historical financial information for PGL as of and for the nine months ended September 30, 2012, and the year ended December 31, 2011, has been derived from PGL’s historical financial statements.

Note 3 – The following tables set forth the determination of the consideration paid for PGL and the preliminary allocation of the purchase price. The purchase price allocation began in fourth quarter 2012 and will be completed within one year of the date of acquisition. The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on currently available information including independent appraisals, discounted cash flows analyses, quoted market prices and estimates by management.

(in millions)
Cash paid	$1,322.3
Note payable issued by Boyd to seller	113.6
Contingent consideration obligation	9.8

Pro forma purchase price	$1,445.7

The contingent consideration obligation represents Boyd’s obligation to make an additional payment to the seller in 2016 if EBITDA, as defined in the Merger Agreement, of the Kansas Star Casino (“KSC”) for 2015 exceeds $105 million. The additional payment would be in an amount equal to 7.5 times the amount by which KSC’s 2015 EBITDA exceeds $105 million. The fair value of the contingent consideration was calculated using an option pricing model, which requires management to forecast EBITDA for 2015, a discount rate based on the weighted average cost of capital and volatility of earnings.

The preliminary allocation of the pro forma purchase price is as follows:

(in millions)
Property and equipment	$430.1
Goodwill and other intangible assets	1,035.9
Other, net	(20.3)

$1,445.7

Note 4 – Following are brief descriptions of the pro forma adjustments to the pro forma condensed combined balance sheet to reflect the acquisition of PGL.

(a)	To record the release from escrow of the proceeds from the August 2012 issuance of 8.375% senior notes due February 2018 in contemplation of the acquisition, and the reclassification of the liability for these notes from current to long-term.

(b)	To record the incurrence and proceeds received under a new credit facility consisting of an $825.0 million term loan and a $50.0 million revolver. The term loan was drawn down in full at closing and $28.0 million was drawn under the revolver. The proceeds are reflected net of debt issue costs, deferred finance fees and certain transaction expenses paid at closing.

(c)	To record cash payments made directly to the seller, on behalf of the seller to extinguish existing PGL debt and to terminate a management agreement.

(d)	To record miscellaneous adjustments of assets and liabilities as a result of the purchase price allocation.

(e)	To adjust the recorded value of property and equipment to reflect estimated fair value at the transaction date.

(f)	To record the write-off of historical deferred finance charges, net of new deferred finance charges incurred in connection with the financing of the transaction.

(g)	To record the net incremental goodwill arising from the preliminary purchase price allocation.

(h)	To record the net incremental intangible assets as a result of the preliminary purchase price allocation.

(i)	To record the payment of accrued interest on PGL debt extinguished as a result of the transaction.

(j)	To record the retirement of PGL debt funded by the proceeds of the transaction.

(k)	To record the issuance by Boyd of the note payable to the seller, net of discount.

(l)	To record certain transaction costs paid using proceeds of the funds drawn on the new credit facility at closing.

(m)	To record the elimination of the member’s equity as a result of the transaction.

Note 5 - Following are brief descriptions of the pro forma adjustments to the pro forma condensed combined statements of operations to reflect the acquisition of PGL.

(a)	Miscellaneous adjustments as a result of the impact of the preliminary purchase price allocation on the amortization of certain assets and liabilities.

(b)	To record net incremental depreciation expense due to the adjustment of property and equipment to fair value and the allocation of a portion of the purchase price to amortizing intangible assets. For purposes of this pro forma financial information, depreciation expense related to property and equipment is based on estimated useful lives of 27 to 40 years for buildings, riverboats and barges, and improvements; 9 to 10 years for site and leasehold improvements; and 3 to 6 years for furniture, fixtures and equipment, including gaming equipment. Amortizing intangible assets include the preliminary purchase price allocated to a customer loyalty program, valued at $136.3 million and amortizing on an accelerated basis over a five-year term, and a non-competition agreement, valued at $3.2 million and amortizing over one year. The projected amortization expense for intangible assets to be recognized over the first five years after the closing of the acquisition is as follows:

Year	Amount (in millions)
1	$56.4
2	35.4
3	25.9
4	13.6
5	8.2

(c)	Elimination of the historical management fee paid by PGL to an affiliate. The management agreement was terminated at the closing of the transaction.

(d)	To record the removal of the direct, incremental costs incurred related to the acquisition of PGL by Boyd.

(e)	To record the increase in interest expense incurred on the incremental borrowings incurred by Boyd to fund the acquisition, including amortization of original issue discounts, debt issue costs and deferred finance charges. The pro forma interest expense arising from the additional borrowings has been computed using the stated rate on the $350.0 million of 8.375% senior notes issued in contemplation of the transaction, and the current rates on the term loan and the revolving credit facility of 5.75% and 4.25%, respectively. Each 1/8% change in the floating rate on the approximate $853.0 million borrowed under the new credit facility at closing would result in a change in interest expense of $0.8 million for the nine months ended September 30, 2012, and $1.1 million for the year ended December 31, 2011.

(f)	To record the estimated tax effect of the pro forma adjustments and on the historical taxable income of PGL. PGL was structured as a limited liability company and the members were taxed on their proportionate share of PGL’s taxable income. Accordingly, no provision for income taxes was included in the financial statements of PGL. The estimated provision for state and federal income taxes was calculated using a combined effective tax rate of 41%.